UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 2, 2026
AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)

1-12928	38-3148187
(Commission file number)	(I.R.S. Employer Identification No.)

32301 Woodward Avenue
Royal Oak, Michigan	48073
(Address of principal executive offices)	(Zip code)
(Registrant’s telephone number, including area code) (248) 737-4190
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADC	New York Stock Exchange
Depositary Shares, each representing one- thousandth of a share of 4.25% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value	ADCPrA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On April 2, 2026, Agree Realty Corporation (the "Company") announced its weighted-average number of common shares outstanding for the three months ended March 31, 2026. The following table computes the Company’s weighted-average number of common shares outstanding for the period:

Three Months Ended
March 31, 2026
Weighted average number of common shares outstanding	120,059,357
Less: Unvested restricted shares	$(202,939)
Weighted average number of common shares outstanding used in basic earnings per share	119,856,418

Weighted average number of common shares outstanding used in basic earnings per share	119,856,418
Effect of dilutive securities:
Share-based compensation	120,783
ATM Forward Equity Offerings	296,088
April 2025 Forward Equity Offering	102,344
Weighted average number of common shares outstanding used in diluted earnings per share	120,375,633
Operating Partnership Units ("OP Units")	347,619
Weighted average number of common shares and OP Units outstanding used in diluted earnings per share	120,723,252
To account for the potential dilution resulting from the forward equity offerings on earnings per share calculations, the Company used the treasury stock method to determine the dilution during the period of time prior to settlement. The impact of the offerings on the Company’s weighted-average diluted shares for the three months ended March 31, 2026 was 398,432 weighted-average incremental shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Peter Coughenour
Name: Peter Coughenour
Title: Chief Financial Officer and Secretary

Date: April 2, 2026